As filed with the Securities and Exchange Commission on February 7, 1997
                                                 Registration No. 333-


                     SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C.  20549

                                  FORM S-8
                           REGISTRATION STATEMENT
                                   UNDER
                         THE SECURITIES ACT OF 1933


                          APPLIED MATERIALS, INC.
           (Exact Name of Registrant as Specified in Its Charter)

                   Delaware                        94-1655526
         (State or Other Jurisdiction           (I.R.S. Employer
       of Incorporation or Organization)     Identification Number)


  3050 Bowers Avenue, Santa Clara, California        95054
   (Address of Principal Executive Offices)        (Zip Code)


                   Opal, Inc. Employee Stock Option Plan
                                      and
           Orbot Instruments Ltd. Employee Share Ownership and Option Plan
                          (Full Title of the Plan)


                             Joseph J. Sweeney
                           Applied Materials, Inc.
                 2881 Scott Boulevard, Santa Clara, California 95050
                  (Name and Address of Agent for Service)

                             (408) 748-5420
                  (Telephone Number, Including Area Code,
                           of Agent For Service)

                                 copies to:

                              David Fox, Esq.
                  Skadden, Arps, Slate, Meagher & Flom LLP
                              919 Third Avenue
                         New York, New York  10022


                      CALCULATION OF REGISTRATION FEE

       Title of      Amount to be      Proposed      Proposed     Amount of
      Securities      Registered       Maximum       Maximum     Registration
        to be                          Offering      Aggregate      Fee
      Registered                       Price Per     Offering
                                       Share (1)     Price(2)
      ----------    -------------      ---------    ----------   ------------
      Common Stock  492,321 shares(3)   $11.53     $5,674,233.43   $1,719.46


      (1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h)(1) under the Securities Act of 1933, as amended (the "Securities Act"), and is based on the weighted average of the exercise prices for the options granted under the Opal, Inc. Employee Stock Option Plan and the Orbot Instruments Ltd. Employee Share Ownership and Option Plan (collectively, the "Plans") rounded to the nearest whole cent.

      (2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h)(1) under the Securities Act.

      (3) Plus such additional number of shares of Common Stock as may be issuable pursuant to the antidilution provisions of the Plans.


                                  PART II

             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

               The following documents filed by Applied Materials, Inc. (the "Registrant") with the Securities and Exchange
     Commission (the "Commission") are incorporated by reference into this Registration Statement:

               (a) The Registrant's Annual Report on Form 10-K for the period ended October 27, 1996, filed by the Registrant on January 24, 1997 (File No. 0-6920) and;

               (b) The description of the Registrant's Common Stock set forth in the Registrant's Registration
                    Statement on Form 8-A filed on April 5, 1994 (File No. 0-6920), including any amendment or report filed for the purpose of updating such information.

               All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered by this Registration Statement have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

     ITEM 4.  DESCRIPTION OF SECURITIES.

               Not applicable.

     ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

               Not applicable.

     ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

               Section 145 of the Delaware General Corporation Law (the "Delaware Law") authorizes a court to award, or a corporation's board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act. The Registrant's Certificate of Incorporation and Bylaws provide for indemnification of the Registrant's directors, officers, employees and other agents to the maximum extent permitted by the Delaware Law. In addition, the Registrant has entered into indemnification agreements with its officers and directors.

     ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

               Not applicable.

     ITEM 8.  EXHIBITS.

               The following are filed herewith as part of this Registration Statement:

          Exhibit No.         Exhibit
          -----------         -------
          3.1                 Certificate of Incorporation of the
                              Registrant, as amended to March 18,
                              1996, filed as an Exhibit to the
                              Registrant's  Annual Report on Form

          3.2                 10-K for the fiscal year ended
                              October 27, 1996 and incorporated
                              herein by reference.

                              By-Laws of the Registrant, as amended
                              to December 13, 1996, filed as an
                              exhibit to the Registrant's Annual
                              Report on Form 10-K for the year
                              ended October 27, 1996 and
                              incorporated by reference herein.

          5.1                 Opinion of Skadden, Arps, Slate,
                              Meagher & Flom LLP.

          23.1                Consent of Price Waterhouse LLP.

          23.2                Consent of Skadden, Arps, Slate,
                              Meagher & Flom LLP (included in
                              Exhibit 5.1).

          24.1                Powers of Attorney (included in the
                              signature page of this Registration
                              Statement).

          99.1                Opal, Inc. Employee Stock Option
                              Plan.

          99.2                English translation of Orbot
                              Instruments Ltd. Employee Share
                              Ownership and Option Plan.

     ITEM 9.  UNDERTAKINGS.

          (a)     The undersigned Registrant hereby undertakes:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

                (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act of 1933");

                (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

             provided, however, that paragraphs (a)(1)(i) and
             (a)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

             (2) That, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's Annual Report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
                Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.


                                 SIGNATURES

             Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on this 7th day of February, 1997.

                                 APPLIED MATERIALS, INC.
                                     (Registrant)

                                 By: /s/ James C. Morgan
                                     ---------------------------------
                                     Name:  James C. Morgan
                                     Title:  Chairman of the Board and
                                             Chief Executive Officer

             KNOWN TO ALL PERSONS BY THESE PRESENT, that each person whose signature appears below constitutes and appoints James C. Morgan, Gerald F. Taylor and Donald A. Slichter, jointly and severally, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement (including post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

             Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons (or by their designated attorney-in-fact) in the capacities indicated on this 7th day of February, 1997.

     Name                          Title
     ----                          -----
     /s/ James C. Morgan           Chairman of the Board and Executive
     --------------------------    Officer
     James C. Morgan               (Principal Executive Officer)

     /s/ Gerald F. Taylor          Senior Vice President and Chief
     --------------------------    Financial Officer
     Gerald F. Taylor              (Principal Financial Officer)

     /s/ Michael K. O'Farrell      Vice President and Corporate
     --------------------------    Controller
     Michael K. O'Farrell          (Principal Accounting Officer)

     --------------------------    Director
     Michael Armacost

     /s/ Herbert M. Dwight, Jr.    Director
     --------------------------
     Herbert M. Dwight, Jr.

     /s/ George B. Farnsworth      Director
     --------------------------
     George B. Farnsworth

     /s/ Philip V. Gerdine         Director
     --------------------------
     Philip V. Gerdine

     /s/ Tsuyoshi Kawanishi        Director
     --------------------------
     Tsuyoshi Kawanishi

     /s/ Paul R. Low               Director
     --------------------------
     Paul R. Low

     /s/ Dan Maydan                Director
     --------------------------
     Dan Maydan

     /s/ Alfred J. Stein           Director
     --------------------------
     Alfred J. Stein



                               EXHIBIT INDEX

     Exhibit No.              Description of Exhibit              Page No.
     -----------              ----------------------              --------
     3.1            Certificate of Incorporation of the
                    Registrant, as amended to March 18, 1996, filed as an Exhibit to the Registrant's
                    Annual Report on Form 10-K for the fiscal year ended October 27, 1996 and incorporated herein by reference.

     3.2 By-Laws of the Registrant, as amended to December 13, 1996, filed as an exhibit to the Registrant's Annual Report on Form 10-K for the year ended October 27, 1996 and incorporated herein by reference.

     5.1            Opinion of Skadden, Arps, Slate, Meagher        1
                    & Flom LLP.

     23.1           Consent of Price Waterhouse LLP.                3

     23.2           Consent of Skadden, Arps, Slate, Meagher
                    & Flom LLP (included in Exhibit 5.1).

     24.1           Powers of Attorney (included in the
                    signature page of this Registration
                    Statement).

     99.1           Opal, Inc. Employee Stock Option Plan.          4

     99.2           English translation of Orbot Instruments       13
                    Ltd. Employee Share Ownership and Option
                    Plan.